Exhibit 10.24

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 25, 2012, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, “Agent”), KELLWOOD COMPANY, a Delaware corporation (“Parent”), the Domestic Subsidiaries of Parent party hereto as Borrowers (together with Parent, “Borrowers”) and the other Obligors party hereto (together with the Borrowers, the “Loan Parties”).

WHEREAS, the Loan Parties, Agent, and Lenders are parties to that certain Credit Agreement dated as of October 19, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”)

WHEREAS, the Loan Parties have requested that Agent and Lenders amend the Credit Agreement to extend the period of time to deliver financial statements in respect of the Vince business for the Fiscal Year ending January 31, 2012 until 225 days after the close of such Fiscal Year;

WHEREAS, in connection therewith, the Loan Parties, Agent and Lenders have agreed to amend the Credit Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. In reliance upon the representations and warranties of the Loan Parties set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a) Section 10.1.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year (provided that with respect to the financial statements in respect of the Vince business referred to in clause (ii) below, for the Fiscal Year ending January 31, 2012, within 225 days of the close of such Fiscal Year,), (i) consolidated balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year of Parent and its Subsidiaries, which consolidated statements shall be prepared in accordance with GAAP, and (ii) balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year of the Vince business on a standalone basis, which financial statements shall be prepared in accordance with GAAP, in each case, audited and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrower Representative and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information filed with the Securities and Exchange Commission, and the consolidating balance sheets as of the end of such Fiscal Year and related statements of income for such Fiscal Year of Parent and its Subsidiaries, separately presenting Obligors, Immaterial Subsidiaries and Foreign Subsidiaries;”

(b) Section 10.2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.10 Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with (i) Section 10.1.9 or (ii) in connection with Permitted Acquisitions, Section 10.2.9; or permit any existing Domestic Subsidiary to issue any additional Equity Interests except director’s qua1ifying shares and except for Permitted Investments and issuances by a wholly-owned Subsidiary in connection with any Permitted Acquisition.”

3. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation; Covenant. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally) and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects. Failure to comply with the foregoing agreement shall constitute an immediate Event of Default.

5. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Amendment;

(b) Agent shall have received a fully executed copy of an amendment to the Second Lien Debt Documents;

(c) Agent shall have received a fully executed copy of an amendment to the Last Out Term Loan Agreement; and

(d) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

7. Reaffirmation. Each of (i) SCSF Kellwood Finance, LLC (“SCSF Finance”), and Sun Kellwood Finance, LLC (“Sun Finance”, and together with SCSF Finance, the “Sun Guarantors”) hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Guaranty, dated as of October 19, 2011 (the “Guaranty”), made by the Sun Guarantors in favor of the Agent remain in full force and effect and (ii) SK Financial Services Corp. hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Limited Guaranty dated as of March 23, 2012, made by SK Financial Services Corp. in favor of the Agent remains in full force and effect.

8. Miscellaneous.

(a) Expenses. The Loan Parties jointly and severally agree to pay on demand all expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, all in accordance with Section 3.4 of the Credit Agreement. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

9. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

KELLWOOD COMPANY
KELLWOOD FINANCIAL RESOURCES, INC.
(formerly known as Newkell, Inc.)
KWD HOLDINGS, INC.
PHAT FASHIONS LLC
PHAT LICENSING LLC ZOBHA, LLC MEOW INC. BETH’S BOUTIQUE, LLC AMERICAN RECREATION PRODUCTS, INC. SIERRA DESIGNS ACQUISITION CORPORATION ROYAL ROBBINS, INC.

By:
Name:	Adrian Kowalewski
Title:	Senior Vice President

Signature Page to Amendment No. 3

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Agent and a Lender

By:
Name:	ROBERT BERNIER
Title:	VICE PRESIDENT

Signature Page to Amendment No. 3

UBS LOAN FINANCE LLC, as a Lender

By:
Name: Irja R. Otsa
Title: Associate Director

By:
Name: David Urban
Title: Associate Director

Signature Page to Amendment No. 3

Agreed and acknowledged with respect to Section 7:

SUN KELLWOOD FINANCE, LLC

By:
Name:	Michael J. McConvery
Title:	Vice President

SCSF KELLWOOD FINANCE, LLC

By:
Name:	Michael J. McConvery
Title:	Vice President

SK FINANCIAL SERVICES CORP.

By:
Name:	Michael J. McConvery
Title:	Vice President

Signature Page to Amendment No. 3